Exhibit (p)

STONE RIDGE LONGEVITY RISK PREMIUM FIXED INCOME FUNDS

SUBSCRIPTION AGREEMENT

FOR SEED CAPITAL

This Subscription Agreement for Seed Capital (the “Agreement”) is made as of the ___ day of February, 2020 between Stone Ridge Asset Management LLC, a Delaware limited liability company (“Stone Ridge”), and each of the trusts listed on Schedule A attached hereto, as may be amended from time to time, each a Delaware statutory trust (each, a “Trust”), on behalf of its corresponding series listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund wishes to sell to Stone Ridge, and Stone Ridge wishes to purchase from each Fund, 10,000 common shares of beneficial interest, $0.01 par value per share, of each Fund, at a purchase price of $10.00 per share, (collectively, the “Shares”); and

WHEREAS, Stone Ridge is purchasing the Shares for the purpose of providing the initial capitalization of each Fund as required by Section 14(a)(1) of the Investment Company Act of 1940, as amended, in order for each Fund to conduct a public offering of its shares;

NOW, THEREFORE, the parties hereto agree as follows:

1.

Simultaneously with the execution of this Agreement, Stone Ridge shall tender to each Fund the amount of $100,000 in full payment for the Shares, receipt of which is hereby acknowledged by each Trust on behalf of its corresponding Fund; and

2.	Stone Ridge agrees that it is purchasing the Shares for investment purposes and has no present intention of redeeming or reselling the Shares.

Executed as of the date first set forth above.

STONE RIDGE ASSET MANAGEMENT LLC

By:

Name:	Ross Stevens
Title:	President

ON BEHALF OF EACH TRUST LISTED ON
SCHEDULE A ATTACHED HERETO,
SOLELY ON BEHALF OF ITS
CORRESPONDING FUND

By:

Name:	Lauren Macioce
Title:	Secretary

Schedule A

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 65F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65F

Stone Ridge Longevity Risk Premium Fixed Income Trust 65M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 65M

Stone Ridge Longevity Risk Premium Fixed Income Trust 66F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66F

Stone Ridge Longevity Risk Premium Fixed Income Trust 66M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 66M

Stone Ridge Longevity Risk Premium Fixed Income Trust 67F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67F

Stone Ridge Longevity Risk Premium Fixed Income Trust 67M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 67M

Stone Ridge Longevity Risk Premium Fixed Income Trust 68F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68F

Stone Ridge Longevity Risk Premium Fixed Income Trust 68M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 68M

Stone Ridge Longevity Risk Premium Fixed Income Trust 69F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69F

Stone Ridge Longevity Risk Premium Fixed Income Trust 69M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 69M

Stone Ridge Longevity Risk Premium Fixed Income Trust 70F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70F

Stone Ridge Longevity Risk Premium Fixed Income Trust 70M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 70M

Stone Ridge Longevity Risk Premium Fixed Income Trust 71F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71F

Stone Ridge Longevity Risk Premium Fixed Income Trust 71M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 71M

Stone Ridge Longevity Risk Premium Fixed Income Trust 72F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72F

Stone Ridge Longevity Risk Premium Fixed Income Trust 72M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 72M

Stone Ridge Longevity Risk Premium Fixed Income Trust 73F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73F

Stone Ridge Longevity Risk Premium Fixed Income Trust 73M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 73M

Stone Ridge Longevity Risk Premium Fixed Income Trust 74F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74F

Stone Ridge Longevity Risk Premium Fixed Income Trust 74M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 74M

Stone Ridge Longevity Risk Premium Fixed Income Trust 75F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75F

Stone Ridge Longevity Risk Premium Fixed Income Trust 75M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 75M

Stone Ridge Longevity Risk Premium Fixed Income Trust 76F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76F

Trust	Fund
Stone Ridge Longevity Risk Premium Fixed Income Trust 76M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 76M

Stone Ridge Longevity Risk Premium Fixed Income Trust 77F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77F

Stone Ridge Longevity Risk Premium Fixed Income Trust 77M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 77M

Stone Ridge Longevity Risk Premium Fixed Income Trust 78F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78F

Stone Ridge Longevity Risk Premium Fixed Income Trust 78M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 78M

Stone Ridge Longevity Risk Premium Fixed Income Trust 79F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79F

Stone Ridge Longevity Risk Premium Fixed Income Trust 79M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 79M

Stone Ridge Longevity Risk Premium Fixed Income Trust 80F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80F

Stone Ridge Longevity Risk Premium Fixed Income Trust 80M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 80M

Stone Ridge Longevity Risk Premium Fixed Income Trust 81F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81F

Stone Ridge Longevity Risk Premium Fixed Income Trust 81M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 81M

Stone Ridge Longevity Risk Premium Fixed Income Trust 82F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82F

Stone Ridge Longevity Risk Premium Fixed Income Trust 82M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 82M

Stone Ridge Longevity Risk Premium Fixed Income Trust 83F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83F

Stone Ridge Longevity Risk Premium Fixed Income Trust 83M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 83M

Stone Ridge Longevity Risk Premium Fixed Income Trust 84F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84F

Stone Ridge Longevity Risk Premium Fixed Income Trust 84M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 84M

Stone Ridge Longevity Risk Premium Fixed Income Trust 85F	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85F

Stone Ridge Longevity Risk Premium Fixed Income Trust 85M	Stone Ridge Longevity Risk Premium Fixed Income Fund 2045 85M